Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Research Frontiers Incorporated:

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 14, 2011, relating to the consolidated financial statements, the effectiveness of Research Frontiers Incorporated's internal control over financial reporting, and schedule of Research Frontiers Incorporated appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ BDO USA, LLP
BDO USA, LLP

Melville, New York
January 19, 2012